UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

REGENXBIO Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGENXBIO Inc.
9600 Blackwell Road, Suite 210
Rockville, MD 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of REGENXBIO Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on June 4, 2021, at 9:00 a.m. local time at the Company’s offices located at 9804 Medical Center Drive, Rockville, Maryland 20850 for the following purposes:

1.	To elect Luke M. Beshar, Kenneth T. Mills and David C. Stump, M.D., to serve as Class III directors until the 2024 annual meeting of stockholders;
2.

To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for the year ending December 31, 2021;

3.	To hold an advisory vote on the compensation paid to the Company’s named executive officers;
4.	To approve a proposed amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to include a federal forum selection provision; and
5.	To transact any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 5, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection at the Company’s offices in Rockville, Maryland during normal business hours for a period of 10 days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or over the internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting, Notice of Internet Availability of Proxy Materials and proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2021:

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 are available at www.proxyvote.com.

We intend to hold our Annual Meeting in person. However, we are monitoring the situation regarding the COVID-19 pandemic closely, taking into account guidance from public health authorities. We are sensitive to the public health and travel concerns our stockholders may have and the related protocols that federal, state and local governments may impose. Accordingly, we may determine that it is advisable to change the date, time or location of the Annual Meeting, or potentially conduct the Annual Meeting virtually. If we change the date, time, location or manner of conducting the Annual Meeting, we will issue a press release announcing that fact as promptly as practicable, with details on how to participate and vote at the Annual Meeting. If you intend to attend our meeting, please check the Investors section of our website at www.regenxbio.com one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,

Kenneth T. Mills President and Chief Executive Officer

Rockville, Maryland April 19, 2021

This Proxy Statement is first being mailed to the stockholders of the Company on or about April 19, 2021.

i

REGENXBIO Inc.
9600 Blackwell Road, Suite 210
Rockville, MD 20850

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of REGENXBIO Inc., which will be held on June 4, 2021, at 9:00 a.m. local time at the Company’s offices located at 9804 Medical Center Drive, Rockville, Maryland 20850.

When this Proxy Statement refers to “REGENXBIO,” the “Company,” “we,” “us” or “our,” it is referring to REGENXBIO Inc.

We are making this Proxy Statement and our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 (the “Annual Report”) available to stockholders at www.proxyvote.com. On or about April 19, 2021, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and a related proxy card?

You have received these proxy materials because you owned shares of REGENXBIO common stock at the close of business on April 5, 2021, the record date for the Annual Meeting (the “Record Date”), and our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering the Notice in the mail. This method conserves natural resources and reduces our costs, while providing stockholders with a convenient way of accessing the materials and voting. As a result, only stockholders who specifically request a printed copy of the Proxy Statement will receive one. Instead, the Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy via telephone or the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or the internet. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Kenneth T. Mills, our President and Chief Executive Officer (“CEO”), and Patrick J. Christmas, our Senior Vice President, Chief Legal Officer, as your representatives (or proxyholders) for the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if a matter that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 42,505,116 shares of our common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.

A list of stockholders entitled to vote will be available at the Annual Meeting and will be accessible for 10 days prior to the Annual Meeting at our principal place of business, 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850, during ordinary business hours.

What is a stockholder of record and how can I vote if I am a stockholder of record?

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. Stockholders of record may vote via the internet, telephone or mail (if you received a proxy card by mail) as described below. Stockholders also may attend the meeting and vote in person.

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You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free number for telephone voting is noted on the Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. In all cases, your shares will be voted according to your instructions.

What is a beneficial owner of shares and how can I vote if I am a beneficial owner?

If, on the Record Date, your shares of common stock were not held in your name, but rather were held through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name,” and you will need to submit voting instructions to the institution that holds your shares. If you do not give instructions to your broker, your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items.

Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name if you have not provided voting instructions. On non-discretionary items for which you do not give your broker instructions, your broker may not vote shares held in street name, which is referred to as a “broker non-vote.” Please see “—What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?” below for details regarding broker voting for each proposal.

As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy via the internet, telephone or mail executed on a later date;
•	You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850; or
•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

What is the quorum requirement?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Amended and Restated Bylaws (the “Bylaws”), a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the Record Date, there were 42,505,116 shares of common stock outstanding and entitled to vote. Thus, 21,252,559 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker discretionary votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?

The following table provides a description of the proposals that will be voted on at the Annual Meeting:

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1: Election of three Class III directors	FOR	Plurality of Votes Cast	No
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm	FOR	Majority of Votes Cast	Yes
Proposal 3: Advisory vote on executive compensation	FOR	Majority of Votes Cast	No
Proposal 4: Approval of an amendment to our Certificate of Incorporation to include a federal forum selection provision	FOR	Majority of Shares Issued and Outstanding	No

Plurality of Votes Cast means that, with respect to Proposal 1, the nominees for director receiving the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the election of a nominee.

Majority of Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes, if any, will not be counted “For” or “Against” Proposal 2 or Proposal 3 and will have no effect on the outcome of either proposal. We do not expect to receive broker non-votes for Proposal 2, as banks, brokers and other nominees will have discretionary authority to vote shares for which beneficial owners do not provide voting instructions on that proposal.

Majority of Shares Issued and Outstanding means that, with respect to Proposal 4, to be approved, the amendment to our Certificate of Incorporation must receive a “For” vote from a majority of the shares of our common stock that were issued and outstanding as of the Record Date. Abstentions and broker non-votes, if any, will have the same effect as an “Against” vote.

Votes on each proposal will be tabulated by the inspector of elections appointed for the meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the individuals named as proxies on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee, the individuals named as proxies on the proxy card will not be able to vote your shares on any other business that comes before the Annual Meeting unless such individuals receive instructions from you with respect to such other business.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors that serve on the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

What happens if I submit my proxy but do not provide voting instructions?

If you submit a proxy via telephone or the internet or return a signed and dated proxy card without indicating instructions with respect to a specific proposal, your shares will be voted in accordance with the Board’s recommendation for such proposal.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on the proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership as of the Record Date and a form of photo identification, such as a valid driver’s license. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares in street name, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership.

All bags, briefcases and packages will be held at registration and will not be allowed in the Annual Meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) or other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

What would happen if a change to the Annual Meeting is necessary due to exigent circumstances?

We intend to hold our Annual Meeting in person. However, we are monitoring the situation regarding the COVID-19 pandemic closely, taking into account guidance from public health authorities. We are sensitive to the public health and travel concerns our stockholders may have and the related protocols that federal, state and local governments may impose. Accordingly, we may determine that it is advisable to change the date, time or location of the Annual Meeting, or potentially conduct the Annual Meeting virtually. If we change the date, time, location or manner of conducting the Annual Meeting, we will issue a press release announcing that fact as promptly as practicable, with details on how to participate and vote at the Annual Meeting. If you intend to attend our meeting, please check the Investors section of our website at www.regenxbio.com one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

If we elect to conduct the Annual Meeting virtually, it would have no impact on your ability to submit your proxy by using the internet or telephone or by completing, signing, dating and returning your proxy card, each as explained in this Proxy Statement. We encourage you to vote your shares prior to the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. We expect to report final voting results in a Current Report on Form 8‑K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find the Company’s proxy materials on the internet?

This Proxy Statement and the Annual Report are available at our website at www.regenxbio.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this Proxy Statement.

How do I obtain a separate set of the Company’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice is called “householding” and is designed to conserve natural resources and save printing and postage costs by reducing duplicate mailings. If you would like to have a separate copy of the Notice, the Annual Report or this Proxy Statement mailed to you or receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials electronically?

Yes. This Proxy Statement and the Annual Report are available on our website at www.regenxbio.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the internet. If you opt to receive your proxy materials electronically, you will receive an automatic link to the proxy voting site. In addition, electing to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and reduce the environmental impact of our annual meetings of stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2022 annual meeting of stockholders:

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2022 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a‑8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the Company’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 20, 2021, which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with our Bylaws and Rule 14a‑8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of our 2022 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2022 annual meeting of stockholders. Such proposals should be sent to REGENXBIO Inc., 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850, Attention: Corporate Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials

Stockholders who wish to nominate persons for election to the Board at our 2022 annual meeting of stockholders or who wish to present a proposal at our 2022 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than February 3, 2022, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting, and no later than March 5, 2022, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting. However, if we change the date of our 2022 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2022 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of our 2022 annual meeting of stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2022 annual meeting of stockholders. Such nominations or proposals should be sent to REGENXBIO Inc., 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850, Attention: Corporate Secretary.

Copy of Amended and Restated Bylaws

You may request a copy of our Bylaws to be delivered to you at no charge by writing to the Company’s Corporate Secretary at REGENXBIO Inc., 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850, Attention: Corporate Secretary. In addition, we have filed a copy of our Bylaws as Exhibit 3.2 to our Current Report on Form 8-K filed on September 22, 2015, which may be accessed without charge on our website at www.regenxbio.com and the SEC’s website at www.sec.gov.

PROPOSAL 1:

ELECTION OF DIRECTORS

Under our Bylaws, the Board is divided into three classes of roughly equal size. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board has fixed the current number of directors at eight. Luke M. Beshar, Kenneth T. Mills and David C. Stump, M.D., are the three Class III directors whose terms expire at this Annual Meeting. The Board has nominated Messrs. Beshar and Mills and Dr. Stump (collectively, the “nominees” and each, a “nominee”) to serve until the 2024 annual meeting of stockholders or until their successors are elected, or until their earlier death, resignation or removal. Each of the nominees was recommended for election by the Nominating and Corporate Governance Committee, and each such recommendation was approved unanimously by the Board.

Shares represented by signed proxy cards will be voted on Proposal 1 “For” the election of Messrs. Beshar and Mills and Dr. Stump to the Board at the Annual Meeting, unless otherwise marked on the card. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by the current Board, unless otherwise marked on the card. Messrs. Beshar and Mills and Dr. Stump have each agreed to serve as a director if elected. We have no reason to believe that any of the nominees will be unable to serve if elected.

Certain information about each of the nominees is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should continue to serve as directors.

Name	Age	Positions and Offices Held with Company	Director Since
Luke M. Beshar	62	Director	2015
Kenneth T. Mills	46	Director, President and Chief Executive Officer	2009
David C. Stump, M.D.	71	Director	2015

Luke M. Beshar has been a Director since April 2015. Mr. Beshar is a former Chief Financial Officer of various public and private companies and has more than 30 years of general and financial management experience. He has served as a director at Trillium Therapeutics Inc., a publicly held immuno-oncology company, since March 2014 and is currently chair of its audit and compensation committees. Mr. Beshar has served as a director of Protara Therapeutics, Inc., a publicly held company focused on immuno-oncology and rare diseases, since October 2018 and is currently Chairman of its board of directors and chair of its nominating and corporate governance committee. Mr. Beshar served as the Executive Vice President and Chief Financial Officer of NPS Pharmaceuticals, Inc. from November 2007 to February 2015 and as Executive Vice President and Chief Financial Officer of Cambrex Corporation, a life sciences company, from December 2002 to November 2007. Mr. Beshar began his career with Arthur Andersen & Co. in 1980 and is a Certified Public Accountant. Mr. Beshar holds a B.S. degree in Accounting and Finance from Michigan State University and is a graduate of The Executive Program at the Darden Graduate School of Business at the University of Virginia. Mr. Beshar’s qualifications to continue to serve as a member of the Board include his financial and managerial experience in the biotechnology and life sciences industries, including serving as Chief Financial Officer, his financial and accounting expertise and his prior service on public and private company boards.

Kenneth T. Mills has been our President, Chief Executive Officer and Director since March 2009. Mr. Mills was with FOXKISER LLP (“FOXKISER”), most recently as a Partner, from January 2007 to January 2015. Mr. Mills was previously the Chief Financial Officer and Vice President of Business Development at Meso Scale Diagnostics, a life sciences company, from January 2004 to December 2006 and was part of the original management team that established the company’s operations and financing strategy. From March 1997 to December 2003, Mr. Mills was employed at IGEN, a biotechnology company, where he served as Director of Business Development up through the company’s acquisition by Roche. Mr. Mills received an S.B. in Chemistry from the Massachusetts Institute of Technology. Mr. Mills’ qualifications to continue to serve as a member of the Board include his extensive experience as an executive in the gene therapy and biotechnology industries, including as President and Chief Executive Officer of our Company, his prior service as a senior-level executive in both early stage and mature biotechnology companies and his demonstrated business judgment.

David C. Stump, M.D., has been a Director since October 2015. From November 1999 to December 2012, Dr. Stump was with Human Genome Sciences, Inc., a biopharmaceutical company, as Executive Vice President, Research and Development from May 2007 to December 2012, Executive Vice President, Drug Development from December 2003 to May 2007 and Senior Vice President, Drug Development from November 1999 to December 2003. Prior to joining Human Genome Sciences, Dr. Stump held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, from 1989 to 1999, including Vice President, Clinical Research and Genentech Fellow. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Dr. Stump has served as a director at MacroGenics, Inc., a publicly held biopharmaceutical company, since September 2013. He also currently serves on the board of trustees of Earlham College. Dr. Stump previously served as a director at Sunesis Pharmaceuticals, Inc. from June 2006 to February 2021, Portola Pharmaceuticals, Inc. from September 2015 to July 2020 and Dendreon Corporation, a biotechnology company, from June 2010 to June 2015. Dr. Stump holds an A.B. from Earlham College and an M.D. from Indiana University and completed his residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa. Dr. Stump has specific attributes that qualify him to continue to serve as a member of the Board, including his substantial medical and scientific background and expertise, his extensive experience in research and development and operations in the biotechnology industry and his prior service on public company boards.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. The three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends a vote “For” each director nominee.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the directors should serve as one of our directors. The term of the Class I directors will expire at the 2022 annual meeting of stockholders, and the term of the Class II directors will expire at the 2023 annual meeting of stockholders.

Name	Age	Positions and Offices Held with Company	Director Since
Daniel J. Abdun-Nabi	66	Director	2016
Allan M. Fox	73	Chairman of the Board	2009
Alexandra Glucksmann, Ph.D.	62	Director	2018
A.N. “Jerry” Karabelas	68	Lead Independent Director	2015
Daniel Tassé	61	Director	2016

Class I Directors (Terms Expire in 2022)

Daniel J. Abdun-Nabi has been a Director since August 2016. Mr. Abdun-Nabi served as the Chief Executive Officer of Emergent BioSolutions Inc. (“Emergent”), a publicly held biopharmaceutical company, from April 2012 until his retirement in March 2019, as the President and Chief Executive Officer of Emergent from April 2012 to March 2018, as the President and Chief Operating Officer of Emergent from May 2007 to March 2012, and held various other senior management positions at Emergent beginning in 2004. He also served as a director of

Emergent from May 2009 to April 2019. Mr. Abdun-Nabi previously served as General Counsel for IGEN International, Inc. (“IGEN”), a biotechnology company, and its successor BioVeris Corporation, from September 1999 to May 2004. Prior to joining IGEN, Mr. Abdun-Nabi served as Senior Vice President, Legal Affairs, General Counsel and Secretary of North American Vaccine, Inc., a publicly held vaccine developer and manufacturer. Mr. Abdun-Nabi has served as a director at Aptevo Therapeutics Inc., a publicly held biotechnology company, since August 2016. Mr. Abdun-Nabi received an LL.M. in Taxation from Georgetown University Law Center, a J.D. from the University of San Diego School of Law and a B.A. from the University of Massachusetts, Amherst. Mr. Abdun-Nabi’s qualifications to continue to serve as a member of the Board include his extensive experience in senior management positions at publicly held biopharmaceutical companies, his current and prior service on the boards of such companies and his demonstrated business judgment.

Allan M. Fox has been the Chairman of the Board since July 2020 and a Director since February 2009. Mr. Fox is the founding partner of FOXKISER, a firm committed to the strategic development of transformative innovations from biomedical research, which was formed in September 1986. Mr. Fox specializes in identifying business opportunities and improving competitive market positions. Through FOXKISER, he has participated in the formation and development of numerous ventures in the public and private sectors, including the founding of REGENXBIO and Dimension Therapeutics, Inc. Before forming FOXKISER, Mr. Fox co-led the establishment of the Washington office of the law firm of Kaye Scholer. While in the public sector, Mr. Fox served as Chief of Staff and Chief Legislative Assistant to U.S. Senator Jacob K. Javits of New York. He also served as Chief Counsel to the United States Senate Health and Scientific Research Subcommittee, chaired by Senator Edward M. Kennedy. Mr. Fox was a Fellow in Law, Science and Medicine at Yale Law School where he received an LL.M. degree. Mr. Fox also holds a J.D. and B.A. from Temple University. Mr. Fox has specific attributes that qualify him to continue to serve as a member of the Board, including his broad experience in providing strategic advice to and investing in biotechnology companies throughout their life cycles, his expertise in identifying business opportunities, his deep experience with REGENXBIO since the time of its founding and his current and prior service on boards of directors.

Alexandra Glucksmann, Ph.D., has been a Director since May 2018. Dr. Glucksmann has served as the President and Chief Executive Officer and a director at Cedilla Therapeutics, Inc., a privately held biotechnology company, since April 2018. From October 2017 to March 2018, Dr. Glucksmann was an Entrepreneur-in-Residence at Third Rock Ventures, LLC, a privately held healthcare venture firm, where she focused on company formation. She was also a founding employee of Editas Medicine, Inc., a publicly held biotechnology company, and served as its Chief Operating Officer from October 2013 to March 2017. Prior to that, Dr. Glucksmann was a founding employee of Cerulean Pharma Inc., a publicly held biotechnology company, and served as its Senior Vice President of research and business operations from September 2006 to June 2013. Dr. Glucksmann has served as a director at Scenic Biotech BV, a privately held biotechnology company, since September 2017. From August 2006 to May 2015, she served as a director at Taconic Biosciences, Inc. Dr. Glucksmann received a B.S. in Bacteriology from the University of Wisconsin-Madison and a Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago, and she completed her postdoctoral fellowship at the Massachusetts Institute of Technology. Dr. Glucksmann’s qualifications to continue to serve as a member of the Board include her extensive experience in senior management positions at biotechnology companies, particularly her experience in the formation and development of biotechnology companies.

Class II Directors (Terms Expire in 2023)

A.N. “Jerry” Karabelas, Ph.D., has been the Lead Independent Director since July 2020 and a Director since May 2015. Dr. Karabelas has been a Venture Partner at Apple Tree Partners, a life sciences venture capital firm, since January 2021, prior to which he was a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture capital firm, from December 2001 to December 2020. Before joining Care Capital, Dr. Karabelas was Chairman at Novartis BioVentures Fund, which is owned by Novartis AG (“Novartis”), a provider of capital for life sciences companies across the biotech, medical devices and diagnostics industries, prior to which he was the Chief Executive Officer of Novartis Pharma AG, which is also owned by Novartis. Before joining Novartis, Dr. Karabelas was Executive Vice President, Worldwide Pharmaceuticals of SmithKline Beecham, where he was responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas has served as a director at Bausch Health Companies Inc., a publicly held specialty pharmaceutical and medical device company, since June 2016 and Braeburn Pharmaceuticals, Inc., a privately held pharmaceutical company, since September 2015. He previously served as Chairman at Polyphor AG, a pharmaceutical company, from June 2013 to November 2019 and Inotek Pharmaceuticals Corporation from July 2012 to June 2016. In connection with his work at Care Capital, Dr. Karabelas previously served on numerous boards of directors of pharmaceutical and therapeutics companies, including Renovo, plc, Vanda Pharmaceuticals, Inc. and NitroMed, Inc. Dr. Karabelas also previously served as Chairman at SkyePharma, plc and Human Genome Sciences. Dr. Karabelas received a B.S. from the University of New Hampshire and a Ph.D. from the Massachusetts College of Pharmacy. Dr. Karabelas has specific attributes that qualify him to continue to serve as a member of the Board, including his extensive experience in senior management positions at biopharmaceutical companies, his strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the life sciences industry and healthcare related issues.

Daniel Tassé has been a Director since August 2016. Mr. Tassé has served as the Chief Executive Officer and a director of DBV Technologies SA, a publicly held biopharmaceutical company, since November 2018. From March 2016 to March 2019, he was the Chairman of Alcresta Therapeutics, Inc. (“Alcresta”), a privately held biopharmaceutical company, and from March 2016 to November 2018, he was the Chairman and Chief Executive Officer of Alcresta. Mr. Tassé has served as a director at Indivior PLC (“Indivior”), a London Stock Exchange publicly traded pharmaceutical company, since August 2014 but Indivior has announced that Mr. Tassé will not stand for re-election at Indivior’s next annual general meeting, which is expected to be held on May 6, 2021. He previously served as a director at Bellerophon Therapeutics, Inc. from December 2013 to May 2019 and HLS Therapeutics Inc. from March 2018 to March 2019. Prior to the acquisition of Ikaria Inc. (“Ikaria”) by Mallinckrodt Pharmaceuticals in April 2015, Mr. Tassé was President, Chief Executive Officer and Chairman of Ikaria and served as the Interim Chief Executive Officer and President of Bellerophon from February 2014 to June 2014. Mr. Tassé received a B.Sc. in Biochemistry from the University of Montreal. Mr. Tassé has specific attributes that qualify him to continue to serve as a member of the Board, including his extensive track record of business building in the healthcare industry, his strong background within critical care, his global management experience and his detailed knowledge of the life sciences industry.

CORPORATE GOVERNANCE

Our Board is responsible for oversight of the management of the Company. In carrying out its responsibilities, the Board selects and monitors our management team, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which, along with our Certificate of Incorporation and Bylaws, and the charters of the committees of the Board, provide the framework for our corporate governance. Our current corporate governance guidelines can be found, together with other corporate governance information, in the corporate governance section of our website at www.regenxbio.com. The Board also evaluates the charters of its committees from time to time, as appropriate.

Code of Business Conduct and Ethics

We maintain a code of business conduct and ethics that qualifies as a “code of ethics” under Item 406 of the SEC’s Regulation S-K and applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The code of business conduct and ethics addresses various topics, including: (1) compliance with applicable laws, rules and regulations; (2) conflicts of interest; (3) public disclosure of information; (4) insider trading; (5) corporate opportunities; (6) competition and fair dealing; (7) gifts; (8) discrimination, harassment and retaliation; (9) health and safety; (10) record keeping; (11) confidentiality; (12) protection and proper use of company assets; (13) prevention of corruption; and (14) the reporting of illegal and unethical behavior.

The code of business conduct and ethics is available in the corporate governance section of our website at www.regenxbio.com. Any amendment or waiver of the “code of ethics” provisions of the code of business conduct and ethics for an executive officer or director may be granted only by the Board or a committee thereof and must be timely disclosed as required by applicable law. We intend to satisfy the disclosure requirements regarding any such amendment or waiver applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in a current report filed with the SEC on Form 8-K or on our website at www.regenxbio.com.

Director Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Kenneth T. Mills, our President and CEO, and Allan M. Fox.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2020:

Committee	Chair	Non-Chair Members	Number of Meetings in 2020
Audit Committee	Luke M. Beshar	Daniel J. Abdun-Nabi David C. Stump, M.D.	6
Compensation Committee	Daniel Tassé	A.N. “Jerry” Karabelas, Ph.D. Alexandra Glucksmann, Ph.D.	7
Nominating and Corporate Governance Committee	David C. Stump, M.D.	Daniel J. Abdun-Nabi	7

Below is a description of each committee of the Board. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things:

1.	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
2.	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
3.	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
4.	monitoring our internal control over financial reporting and our disclosure controls and procedures;
5.	meeting independently with our registered public accounting firm and management;
6.	furnishing the Audit Committee Report required by SEC rules;
7.	reviewing and approving or ratifying any related person transactions; and
8.	overseeing our risk assessment and risk management policies.

Our Audit Committee charter can be found in the corporate governance section of our website at www.regenxbio.com.

Three directors currently comprise the Audit Committee: Mr. Beshar (the Chair of the Audit Committee), Mr. Abdun-Nabi and Dr. Stump. The Audit Committee met six times during 2020.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that each of Messrs. Abdun-Nabi and Beshar is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs for officers and employees, including our equity incentive plans. Pursuant to the Compensation Committee charter, the functions of the Compensation Committee include, among other things:

1.	evaluating the performance of our CEO and determining the CEO’s salary and contingent compensation based on his or her performance and other relevant criteria;
2.	identifying the corporate and individual objectives governing the CEO’s compensation;
3.	approving the compensation of our other executive officers;
4.	making recommendations to the Board with respect to non-employee director compensation;
5.	reviewing and approving the terms of material agreements between us and our executive officers;
6.	overseeing and administering our equity incentive plans and employee benefit plans;
7.	reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;
8.	approving the Company’s annual Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and preparing the annual Compensation Committee report required by SEC rules;
9.	reviewing and selecting the companies in the Company’s peer group for purposes of assessing the compensation paid to the Company’s executive officers;
10.	conducting an annual assessment of material risk exposures associated with the Company’s compensation policies and practices and the mitigation thereof;
11.	considering the results of stockholder advisory votes on executive compensation and the frequency of such votes, among other factors, in determining compensation policies and practices; and
12.

conducting a review of executive officer succession planning periodically, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive officer positions.

In accordance with Nasdaq listing standards and our Compensation Committee charter, the Board has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation Committee charter can be found in the corporate governance section of our website at www.regenxbio.com.

Three directors currently comprise the Compensation Committee: Mr. Tassé (the Chair of the Compensation Committee) and Drs. Karabelas and Glucksmann. The Compensation Committee met seven times during 2020.

The Board has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under Nasdaq listing standards, and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Our President and CEO often participates in the Compensation Committee’s meetings. He does not participate in the determination of his own compensation or the compensation of directors. Our President and CEO makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about the compensation of such individuals. Our Senior Vice President, Chief People Officer and our Senior Vice President, Chief Legal Officer also regularly participate in the Compensation Committee’s meetings, but they do not participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Willis Towers Watson as its independent compensation consultant since April 2019. In connection with the 2020 compensation paid by the Company, Willis Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding its responsibilities. The compensation consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and Nasdaq listing standards and concluded that their work did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors, and evaluates the performance of the Board, its committees and management against their duties and responsibilities relating to corporate governance. Pursuant to the Nominating and Corporate Governance Committee charter, the functions of the Nominating and Corporate Governance Committee include, among other things:

1.	reviewing the criteria for selecting directors set forth in the Company’s corporate governance guidelines and any additional factors deemed appropriate given the needs of the Board and the Company;
2.	identifying, evaluating, and making recommendations to the Board and our stockholders concerning nominees for election to the Board, to each of the Board’s committees and as committee chairs;
3.	annually reviewing the performance and effectiveness of the Board, its committees and each individual director, and developing and overseeing a performance evaluation process;
4.	annually evaluating the performance of management, the Board and each Board committee against their duties and responsibilities relating to corporate governance;
5.	annually evaluating adequacy of our corporate governance structure, policies, and procedures; and
6.	providing reports to the Board regarding the Nominating and Corporate Governance Committee’s nominations for election to the Board and its committees.

Our Nominating and Corporate Governance Committee charter can be found in the corporate governance section of our website at www.regenxbio.com.

Two directors currently comprise the Nominating and Corporate Governance Committee: Dr. Stump (the Chair of the Nominating and Corporate Governance Committee) and Mr. Abdun-Nabi. The Nominating and Corporate Governance Committee met seven times during 2020.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating and Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;
•	the candidate having sufficient time to devote to the affairs of the Company;
•	the candidate having a proven track record in his or her field;
•	the candidate’s ability to exercise sound business judgment;
•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;
•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;
•	the current composition of the Board; and
•	the operating requirements of the Company.

In conducting this assessment, the Nominating and Corporate Governance Committee also considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

We believe that each of our directors brings a strong background and set of skills to our Board, giving the Board, as a whole, an appropriate balance of diversity, knowledge, experience, attributes, skills and expertise. In addition, six of our eight directors are independent under Nasdaq standards (Mr. Mills, our President and CEO, and Mr. Fox being the exceptions) and our Nominating and Corporate Governance Committee believes that all eight directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, gene therapy business, marketing and financial experience and abilities to act with ethics and integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at Board and committee meetings and to provide required expertise on Board committees.

In evaluating director candidates, our Nominating and Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors.” The Nominating and Corporate Governance Committee believes that the members of the Board offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating and Corporate Governance Committee also believes that the members of the Board function well together as a group. The Nominating and Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board described in further detail above under the section entitled “Election of Directors,” provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

When there is a vacancy on the Board, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Diversity

The Board believes that it is important that its members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. The attributes required of Board members, as a whole, may include (i) various and relevant career experience,

(ii) relevant skills, such as an understanding of our business and industry, (iii) financial expertise, including the ability to read and understand basic financial statements, (iv) diversity and (v) local and community ties.

The Board believes that gender diversity and racial and ethnic diversity are important in providing diverse viewpoints. The Board currently has one female member (Dr. Glucksmann).

Board Renewal

The Board believes it is important to have experienced directors with a deep understanding of the Company’s business as well as newer directors who bring fresh perspectives to the Board. In its efforts to identify potential director candidates, the Board and the Nominating and Corporate Governance Committee consider the input from the directors’ self-evaluation process to identify the backgrounds and expertise that are desired and the future needs of the Board in light of anticipated director retirements or resignations. The Board’s ongoing assessment of its collective skills, experience and expertise resulted in the recruitment of three new independent directors within the past five years.

Our recruiting process typically involves either a search firm or a member of the Board or the Nominating and Corporate Governance Committee contacting a prospect to gauge the prospect’s interest and availability. A candidate will then meet with several members of the Board and then meet with members of the Company’s management as appropriate. At the same time, the Board or the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

Meetings of the Board

The Board met eight times during 2020. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Directors are encouraged, but not required, to attend our annual meetings of stockholders. All of the then-continuing directors attended our 2020 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Performance Evaluations of the Board of Directors and its Committees

In accordance with our corporate governance guidelines and the Nominating and Corporate Governance Committee charter, the Board, with the assistance of the Nominating and Corporate Governance Committee, evaluates the performance of the Board, its committees and each individual director on an annual basis. Each member of the Board conducts an annual self-evaluation for the purpose of determining whether the Board and its committees are functioning effectively. As part of this process, each director considers the effectiveness of the Board and each committee on which the director serves. The results of the evaluations are discussed at subsequent meetings of the Board and its committees.

Director Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also take into consideration the number of shares of the Company’s common stock held by the recommending stockholder and the length of time that those shares have been held. To recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to the Company, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of the Company’s common stock, including the number of shares owned and the length of time the shares have been owned; and
•

the name of the director candidate, a description of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Nominating and Corporate Governance Committee and nominated by the Board.

Recommendations and the information described above should be sent to our Corporate Secretary at REGENXBIO Inc., 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850, Attention: Corporate Secretary.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential director candidate, the Nominating and Corporate Governance Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Nominating and Corporate Governance Committee may consider that candidate in light of information regarding any other candidates that the Nominating and Corporate Governance Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at an annual meeting of stockholders. For more information, see “Questions and Answers About the Proxy Materials and Voting—May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?”

Separation of Chairman of the Board and Chief Executive Officer Roles

The Board separates the positions of Chairman of the Board and CEO. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. We believe that having separate positions and having an outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Lead Independent Director

In the event that the individual appointed as Chairman is not an independent director, a Lead Independent Director is appointed by the Board. The Lead Independent Director has a clearly defined set of responsibilities and provides significant independent Board leadership. Dr. Karabelas has served as our Lead Independent Director since July 1, 2020. During Dr. Karabelas’s nearly six years of service on our Board, he has consistently demonstrated strong leadership skills in addition to his strong knowledge of strategic and regulatory issues. The independent directors of the Board are confident in Dr. Karabelas’s ability to continue to serve as Lead Independent Director.

The position of Lead Independent Director has a clear mandate, significant authority and well-defined responsibilities under our corporate governance guidelines. These responsibilities include:

1.	presiding at executive sessions of the independent directors and at any other meeting when the Chairman of the Board is not present;

2.	determining an agenda for executive sessions of the independent directors;
3.

serving as a liaison between the Chairman of the Board, the CEO and the independent directors and advising the Chairman of the Board and the CEO, as appropriate, on the issues discussed at executive sessions of independent directors;

4.	calling special meetings of the independent directors; and
5.	performing other duties specified in the corporate governance guidelines or assigned from time to time by the Board.

Risk Oversight

The Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes the Board receiving regular reports from Board committees and members of senior management to enable the Board to understand and evaluate the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, reputational, information security and human capital risk, as well as risks relating to the COVID-19 pandemic. The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. In particular, the Audit Committee is responsible for overseeing information security risk, and management reports to the Audit Committee regarding our assessment of information security risk, among other risks we face, on a quarterly basis. Management monitors our information security systems to identify and mitigate any related risks, and we do not believe we have experienced any material cyberbreaches. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditor, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate governance practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Communications with the Board

The Board is interested in receiving communications from stockholders and other interested parties. These parties may contact any member of the Board or any committee of the Board, the non-employee directors as a group or the chairperson of any committee. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent to our Corporate Secretary at REGENXBIO Inc., 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850, Attention: Corporate Secretary. The Corporate Secretary will review all such communications, but may, in his or her sole discretion, disregard any communication that he or she believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Corporate Secretary will share the communication with the applicable director or directors.

DIRECTOR COMPENSATION

Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. Kenneth T. Mills, our President and CEO and a member of the Board, did not receive any compensation from us during our fiscal year ended December 31, 2020 for his service as a director and is not included in the 2020 Director Compensation Table below.

Fees Earned or Paid in Cash

In 2020, pursuant to our compensation program for non-employee directors, each member of the Board who was not an employee received the following annual cash compensation for Board services, as applicable, paid in quarterly installments in arrears:

Description of Service	Cash Compensation ($)
Chairman of the Board	30,000
Lead Independent Director	25,000
Member of the Board (including the Chairman of the Board)	40,000

In addition to the cash compensation described above, each member of the Board who served on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee received additional cash compensation as follows, paid in quarterly installments in arrears:

Committee	Role	Cash Compensation ($)
Audit Committee	Committee Chair	18,000
	Committee Member	9,000
Compensation Committee	Committee Chair	15,000
	Committee Member	6,000
Nominating and Corporate Governance Committee	Committee Chair	8,500
	Committee Member	5,000

The annual cash compensation to our directors is pro-rated for any partial year of service on our Board or as a committee chair or committee member.

Option Awards

Non-employee members of the Board receive automatic grants of non-statutory stock options under our 2015 Equity Incentive Plan. Each non-employee director upon joining the Board is automatically granted a non-statutory stock option to purchase 20,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the grant date. Each of these options vests in equal monthly installments over the 36 months following the date of the grant, and each provides for full acceleration in the event of a change in control.

In addition, on the date of each annual meeting of our stockholders, each non-employee director is automatically granted a non-statutory stock option to purchase 10,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award for that year. The annual grants vest in equal monthly installments over the 12 months following the date of the grant, and each provides for full acceleration in the event of a change in control.

Other Compensation

We reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. We also provide customary director and officer insurance for all directors.

2020 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2020:

Name	Fees Earned or Paid In Cash ($)	Option Awards(1) ($)	Total ($)
Daniel J. Abdun-Nabi(2)	51,953	225,479	277,432
Luke M. Beshar(3)	60,456	225,479	285,935
Allan M. Fox(4)	55,000	225,479	280,479
Alexandra Glucksmann, Ph.D.	46,000	225,479	271,479
Donald J. Hayden, Jr.(5)	41,140	225,479	266,619
A.N. “Jerry” Karabelas, Ph.D.(6)	59,523	225,479	285,002
David C. Stump, M.D.(7)	56,067	225,479	281,546
Daniel Tassé(8)	51,316	225,479	276,795

(1)

Amounts represent the aggregate grant date fair value of options granted during the 2020 fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

(2)	Mr. Abdun-Nabi was appointed to the Nominating and Corporate Governance Committee effective May 29, 2020.
(3)	Mr. Beshar served as a member of the Compensation Committee until May 29, 2020.
(4)	Mr. Fox was appointed Chairman of the Board effective July 1, 2020.
(5)	Mr. Hayden resigned as Chairman of the Board, Chair of the Compensation Committee and a director effective July 1, 2020.
(6)

Dr. Karabelas was appointed Lead Independent Director effective July 1, 2020, was appointed to the Compensation Committee effective May 29, 2020 and served as Chair of the Nominating and Corporate Governance Committee until May 29, 2020.

(7)	Dr. Stump was appointed Chair of the Nominating and Corporate Governance Committee effective May 29, 2020.
(8)	Mr. Tassé was appointed Chair of the Compensation Committee effective May 29, 2020.

As of December 31, 2020, our non-employee directors held the following outstanding options to purchase shares of our common stock:

Name	Aggregate Number of Option Shares
Daniel J. Abdun-Nabi	70,000
Luke M. Beshar	80,292
Allan M. Fox	82,500
Alexandra Glucksmann, Ph.D.	45,000
A.N. “Jerry” Karabelas, Ph.D.	106,875
David C. Stump, M.D.	82,500
Daniel Tassé	70,000

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PwC as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2021, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting.  PwC has served as our independent registered public accounting firm since 2015. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee believes that the continued retention of PwC is in the best interests of the Company and our stockholders. As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the performance, objectivity or independence of the independent registered public accounting firm.

In determining whether to reappoint PwC as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PwC, an assessment of the professional qualifications and past performance of PwC and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, PwC has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting. The Audit Committee believes that appointing a new independent registered accounting firm would require a significant time commitment that could interfere with management’s focus on financial reporting and internal controls.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

In order for Proposal 2 to pass, the number of votes cast “For” Proposal 2 must exceed the number of votes cast against Proposal 2. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal. We do not expect to receive broker non-votes on this proposal because the ratification of the appointment of the independent registered public accounting firm is a matter on which banks, brokers or other nominees are generally empowered to vote any shares for which a beneficial owner does not provide voting instructions.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2020 and December 31, 2019, by PwC, our independent registered public accounting firm:

Fee Category	2020 Fees ($)	2019 Fees ($)
Audit Fees	1,216,956	1,174,000
Audit-Related Fees	30,000	—
Tax Fees	—	—
All Other Fees	900	900
Total Fees	1,247,856	1,174,900

Audit Fees

Audit fees consist of aggregate fees billed or incurred by PwC for professional services rendered in connection with the annual audit of our financial statements, including internal control attestations, quarterly review procedures, consents issued for our registration statements and securities offerings.

Audit-Related Fees

Audit-related fees consist of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees primarily include fees related to transaction-related consultations.

All Other Fees

All other fees consist of license fees billed or incurred by PwC for access to its proprietary disclosure checklist software platform.

All audit fees and other fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PwC, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and all other services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PwC or on an individual case-by-case basis before PwC is engaged to provide a service.

Recommendation of the Board

The Board unanimously recommends a vote “For” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consisted on December 31, 2020 of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Rule 10A-3 promulgated under the Exchange Act) and has determined that each member of the Audit Committee meets that standard. Each of Daniel J. Abdun-Nabi and Luke M. Beshar serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board has adopted and which the Audit Committee reviews and approves on an annual basis.

The Company’s management is responsible for preparing the Company’s financial statements and for the Company’s financial reporting process. PwC, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with PwC those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards. Additionally, PwC provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with PwC its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has selected PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2021, and has approved submitting the selection of the independent registered public accounting firm for ratification by the Company’s stockholders.

The Audit Committee

Luke M. Beshar, Chair Daniel J. Abdun-Nabi David C. Stump, M.D.

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are holding a stockholder advisory vote on the compensation of our named executive officers, or a “say-on-pay vote,” as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. At the Annual Meeting, stockholders will be asked to approve the following resolution:

RESOLVED, that the stockholders of REGENXBIO Inc. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, including the Compensation Discussion and Analysis and compensation tables thereto, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

•	provide a total compensation package that is highly competitive in order to attract and retain highly qualified executives;
•	align the interests of our executives with the interests of our stockholders; and
•	emphasize the use of variable, performance-based compensation to reward executives for meeting strategic objectives.

Please see the “Executive Compensation” section of this Proxy Statement for a detailed discussion about our executive compensation program, including information about the 2020 compensation of our named executive officers.

While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and the Board. Both the Compensation Committee and the Board value the opinions of our stockholders and, to the extent there is any meaningful vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board. The current frequency of non-binding advisory votes on executive compensation is an annual vote.

Vote Required

In order for Proposal 3 to pass, the number of votes cast “For” Proposal 3 must exceed the number of votes cast “Against” Proposal 3. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal.

Recommendation of the Board

The Board unanimously recommends a vote “For” thE approval, on an advisory basis, of the 2020 compensation of our Named Executive Officers.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of the current executive officers of the Company and certain information about each of them are set forth below:

Kenneth T. Mills. For information regarding Mr. Mills, our President and CEO and a member of our Board, see “Proposal 1: Election of Directors.”

Vit Vasista, age 53, has been our Senior Vice President, Chief Financial Officer since August 2009. Prior to joining us, Mr. Vasista served as Principal at PRTM Management Consultants from October 2006 to July 2009, where he developed operational strategies for both private and public organizations, including the development of market entry strategies, innovative business models, and operational improvements. Mr. Vasista received an M.B.A. from The Wharton School at the University of Pennsylvania, an M.S. in Mechanical Engineering from Stanford University, and an S.B. in Mechanical Engineering from the Massachusetts Institute of Technology.

Curran Simpson, age 59, is currently our Senior Vice President, Chief Operations and Technology Officer and has been on our senior management team since August 2015. Prior to joining us, Mr. Simpson was the Regional Supply Chain Head for North America at GlaxoSmithKline plc (“GSK”), a pharmaceutical company, from December 2012 until August 2015. Mr. Simpson was the Senior Vice President, Operations at the Human Genome Sciences division of GSK (“HGS”) from July 2006 to December 2012, as well as the Vice President, Manufacturing Operations at HGS from January 2003 to June 2006. Prior to HGS, Mr. Simpson held various positions with Biogen, Inc., Covance Biotechnology Services Inc., Novo-Nordisk Biochem Inc., Genentech, Inc. and Genencor, Inc. Mr. Simpson received an M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University and a B.S. in Chemistry/Chemical Engineering from Clarkson College of Technology.

Steve Pakola, M.D., age 52, has been our Senior Vice President, Chief Medical Officer since April 2019. Prior to joining us, Dr. Pakola served as Chief Medical Officer of Aerpio Pharmaceuticals, Inc. from October 2015 until April 2019. From April 2012 until October 2015, Dr. Pakola was the Chief Medical Officer of Amakem NV, a biopharmaceutical company. Prior to Amakem, from May 2000 until April 2012, Dr. Pakola was the Chief Medical Officer of ThromboGenics NV, a biopharmaceutical company, where he was the lead inventor and program lead for the Jetrea (ocriplasmin) program. Dr. Pakola received an M.D. and a B.A. in Biology, each from the University of Pennsylvania.

Olivier Danos, Ph.D., age 63, has been our Senior Vice President, Chief Scientific Officer since March 2017. Prior to joining us, Dr. Danos was the Senior Vice President, Cell and Gene Therapy at Biogen Inc., a biotechnology company, from September 2014 until March 2017, where he led its gene therapy research and development activities. From September 2011 to September 2014, Dr. Danos was the Senior Vice President, Molecular Medicine, Synthetic Biology and Gene Regulation at Kadmon Pharmaceuticals. Prior to Kadmon, Dr. Danos served as the Director of the Gene Therapy Consortium of the University College of London and led a gene therapy research team at the Necker Hospital—Enfants Malades in Paris. He also served as the Chief Scientific Officer at Genethon and Senior Director of Research at Somatix Therapy Corporation, and held senior roles at the French National Centre for Scientific Research and the Pasteur Institute in Paris. Dr. Danos is the former President and founding member of the European Society of Gene and Cell Therapy. Dr. Danos received a Ph.D. in Biology from the Pasteur Institute and University of Paris Diderot and a Master in Science in Genetics and Molecular Biology at the University of Paris Orsay.

Patrick J. Christmas, age 50, is currently our Senior Vice President, Chief Legal Officer and has been on our senior management team since August 2016. Prior to joining us, Mr. Christmas served as Interim General Counsel at Tolero Pharmaceuticals, Inc. from April 2015 until August 2016. From May 2011 until November 2014, Mr. Christmas was the Vice President, General Counsel of Lumara Health, a specialty pharmaceutical company. Prior to Lumara Health, Mr. Christmas was General Counsel at the Wellstat Companies, a group of biotechnology companies, from July 2007 until May 2011 and General Counsel at BioVeris Corporation, a publicly held diagnostics company, from April 2005 to July 2007. Mr. Christmas began his career as an Associate at the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Christmas received a J.D. from the University of Notre Dame and a B.A. in Economics from Boston College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, policies and decisions for 2020 for the following executives, whom we refer to in this CD&A and in the related tables as our named executive officers (“NEOs”):

•	Kenneth T. Mills, our President and CEO;
•	Vit Vasista, our Senior Vice President, Chief Financial Officer;
•	Curran Simpson, our Senior Vice President, Chief Operations and Technology Officer;
•	Olivier Danos, Ph.D., our Senior Vice President, Chief Scientific Officer; and
•	Patrick J. Christmas, our Senior Vice President, Chief Legal Officer.

Executive Summary of Our 2020 Achievements

We are a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. Our NAV Technology Platform, a proprietary adeno-associated virus (“AAV”) gene delivery platform, consists of exclusive rights to more than 100 novel AAV vectors, including AAV7, AAV8, AAV9 and AAVrh10. We and our third-party NAV Technology Platform Licensees are applying the NAV Technology Platform in the development of a broad pipeline of candidates in multiple therapeutic areas.

In 2020, we made significant progress toward our clinical development and business objectives, including the following achievements, which impacted executive compensation:

RGX-314 for the Treatment of Wet Age-Related Macular Degeneration (“wet AMD”) and Diabetic Retinopathy (“DR”)

As of year-end 2020:

•     Patients in our ongoing Phase I/IIa trial for wet AMD using subretinal delivery demonstrated long-term, durable treatment effect with stable to improved visual acuity and retinal thickness, as well as a meaningful reduction in anti-vascular endothelial growth factor injection burden.

•     We completed an End of Phase 2 meeting with the U.S. Food and Drug Administration (the “FDA”) to discuss the details of a pivotal program to support a Biologics License Application for RGX-314. Based on discussions with the FDA, we plan to conduct two randomized, well-controlled clinical trials to evaluate the efficacy and safety of RGX-314 in patients with wet AMD, and expect to enroll approximately 700 patients total. In addition, based on our discussions with the FDA, we believe we have a clear path to support current Good Manufacturing Practice (“cGMP”) commercial-ready manufacturing plans in the pivotal program.

•     We completed enrollment of patients in Cohort 1 of AAVIATE, a Phase II trial to evaluate the suprachoroidal delivery of RGX-314 using the SCS Microinjector for the treatment of wet AMD. Enrollment of patients began in Cohort 1 for ALTITUDE, a Phase II trial to evaluate the suprachoroidal delivery of RGX-314 using the SCS Microinjector for the treatment of DR.

RGX-121 for the Treatment of Mucopolysaccharidosis Type II (“MPS II”)

As of year-end 2020:

•     We announced interim data from patients enrolled in our ongoing Phase I/II trial of RGX-121 for the treatment of patients up to five years old diagnosed with MPS II. Biomarker data indicated encouraging signals of enzyme activity and patients demonstrated continued neurocognitive development following administration of RGX-121.

•     We announced the expansion of our RGX-121 program to gain additional insight into the neurodegenerative manifestations of the disease and evaluate RGX-121 in a broader patient population, including in pediatric patients over the age of five years old.

RGX-111 for the Treatment of Mucopolysaccharidosis Type I (“MPS I”)	As of year-end 2020, we announced the dosing of the first patient in the Phase I/II clinical trial to assess the safety, tolerability and pharmacodynamics of RGX-111 delivered to patients with MPS I.
RGX-381 for the Treatment of Ocular Manifestations of Late-infantile Neuronal Ceroid Lipofuscinosis Type 2 Disease	As of year-end 2020, we announced a pipeline expansion with RGX-381, and IND application-enabling studies for RGX-381 were initiated.
Expansion and Success of NAV Technology Licensees, and Monetization of Royalties

We received an $80 million commercial milestone payment upon the achievement of $1 billion in cumulative net sales of Novartis AG’s Zolgensma, the first gene therapy approved by the FDA that leverages our NAV Technology Platform. Zolgensma uses our proprietary NAV AAV9 vector.

We entered into a royalty purchase agreement (the “Purchase Agreement”) with entities managed by Healthcare Royalty Management, LLC (“HCR”), providing for the acquisition by HCR of our interest in certain royalty payments based on annual net sales of Zolgensma. We received a gross purchase price of $200 million in connection with our entry into the Purchase Agreement.

We entered into a new license agreement with Ultragenyx Pharmaceutical Inc. for the development and commercialization of gene therapies for the treatment of a rare metabolic disorder using our NAV AAV8 and AAV9 vectors. We received an upfront payment of $7 million and will receive ongoing fees, milestone payments and royalties on net sales of products incorporating the licensed intellectual property.

We collaborated with Kurma Partners, a leading European venture capital firm, to form Corlieve Therapeutics, a company focused on severe neurological conditions. Under the collaboration and license agreement with Corlieve, we licensed Corlieve rights to the NAV AAV9 vector for the treatment of refractory temporal lobe epilepsy. In return for these rights, we received equity in Corlieve and are eligible to receive milestone payments and royalties.

Enhancement of Gene Therapy Manufacturing Capabilities

Our cGMP production facility, which is under construction, is expected to allow for production of NAV vectors at scales up to 2,000 liters using our platform suspension cell culture process, which will complement our current external manufacturing network and capabilities.

Financial Strength	We ended 2020 with $523 million in cash, cash equivalents and marketable securities, as compared to $400 million at the end of the prior year.

Compensation Philosophy and Objectives

The rapidly growing gene therapy industry has created a competitive recruitment and retention market for strong talent. It is our goal to ensure that we have the most skilled, innovative and resourceful executives on our leadership team. We foster an environment at REGENXBIO that will attract and retain top talent, and our executive compensation program is designed to support those objectives. Our program is structured around the following philosophy and objectives:

Attract, Motivate and Retain Highly Qualified Executives

•     Our compensation program is designed to attract, motivate and retain highly experienced individuals who are recognized as best-in-class.

•     We believe we provide a total compensation package that is competitive with our peer group.

Align the Interests of Executives with the Interests of Stockholders

•     Our compensation program is designed to align the compensation realized by our executives with the value realized by our stockholders.

•     We provide our executives with equity accumulation opportunities, which typically include an equity grant upon joining the Company. This is intended to ensure the alignment of the interests of each new executive with the interests of our stockholders. A significant portion of our NEOs’ total compensation in 2020 was based on stock options.

•     Our stock options generally vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.

Pay for Performance

•     Our compensation program is designed to reward our executives for attaining pre-established business and individual goals. The attainment of these goals requires each executive to dedicate time and effort to the Company and use skills and experience to maximize stockholder value.

•     A significant portion of our executives’ compensation is based on Company and individual performance, and the compensation program is designed to reward both short-term and long-term performance.

•     Short-term performance of our executives is primarily rewarded through annual cash incentive awards that reflect the achievement of corporate and individual goals. Long-term performance of our executives is primarily rewarded through stock option awards that become exercisable with continued service to the Company and whose value is tied to the price of our common stock.

Use Variable, Performance-Based Compensation to Reward Executives for Meeting Strategic Objectives

•     As shown in the following charts, our compensation program is designed such that a significant portion of executive compensation is based on variable, performance-based compensation, such as annual cash incentive awards, stock option awards and restricted stock unit awards.

•     We believe this mix of compensation best aligns the interests of our executives with those of our stockholders and contributes to both the achievement of short-term goals and the advancement of our long-term strategy.

•     In 2020, 92% of our President and CEO’s total compensation was variable and performance-based and 75% of our other NEOs’ total compensation was variable and performance-based.

Oversight and Operation of our Executive Compensation Program

Our executive compensation program demonstrates a commitment to a robust process and strong corporate governance practices, as evidenced by the following:

What We Do:	What We Don’t Do:

✓   Periodic review of performance metrics:

Our Compensation Committee establishes the performance metrics that govern incentive compensation near the beginning of each year and reviews achievement of these metrics shortly following the end of each year.

ϰ   Provide uncapped cash incentive payouts:

Payouts under our annual short-term cash incentive program are capped for both corporate and individual performance, which discourages excessive risk-taking while encouraging the achievement of goals in the short-term.

✓   Maintain an industry-specific peer group for benchmarking pay:

Our Compensation Committee periodically selects publicly traded biopharmaceutical companies to comprise our peer group for benchmarking compensation.

ϰ   Provide excessive benefits or perquisites:

Our NEOs are entitled to the same benefits and perquisites as are generally available to all our employees, and our NEOs are not entitled to any excessive benefits or perquisites.

✓   Deliver executive compensation primarily through performance-based pay:

Our executive compensation program rewards performance in a variety of ways, with the aim of arriving at a balanced assessment for each executive based on his or her contribution to the Company’s strategic objectives. The program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards, and the program balances fixed compensation through base salary with variable, performance-based compensation through annual cash incentives and equity awards.

ϰ   Allow hedging, pledging or “short-sale” transactions:

We prohibit directors, officers, employees and certain other individuals from engaging in hedging transactions involving the Company’s securities, “short sales” of the Company’s securities (sales of securities not already owned) and pledging of any Company securities without the prior approval of the Company.

✓   Set challenging cash incentive goals:

Our Compensation Committee sets objectives for determining annual short-term cash incentive payouts which are challenging but attainable, with attainment uncertain.

✓ Use negative discretion in delivering performance-based pay: Our Compensation Committee can exercise its discretion to reduce or eliminate cash incentive compensation payouts and equity awards.

✓   Use “double trigger” vesting in the event of a change in control:

For our executives, acceleration of stock option vesting, as well as other payments and benefits, will occur upon a “double trigger” in the event of a change in control (i.e., termination without cause or for good reason following a change in control).

✓ Engage an independent compensation consultant: Our outside compensation consultant is independent, reports directly to the Compensation Committee and advises on compensation levels and practices.

Our Compensation Committee conducts a compensation risk assessment annually. The Compensation Committee believes that the mix of long-term equity incentives, short-term cash incentives and base salary appropriately balances both short-term and long-term performance goals.

Process of Determining Executive Compensation

Role of the Compensation Committee. Our Compensation Committee has been delegated the authority by the Board to make determinations regarding all elements of compensation for our executives. The Compensation Committee engages an independent compensation consultant to advise it on the competitiveness of the executive compensation program, including an annual peer group review and annual analysis of all elements of executive compensation for each executive. Compensation packages for each executive are typically finalized and approved at the first Compensation Committee meeting each year.

Role of Management. In making executive compensation decisions, our Compensation Committee may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations with respect to the compensation and performance of our executives from our President and CEO (except for his own compensation and performance). The Senior Vice President, Chief People Officer works with our compensation consultant to provide any internal data it requires. The Compensation Committee considered assessments from management when making 2020 compensation decisions.

Role of the Compensation Consultant. Our Compensation Committee is authorized to select and retain its own independent compensation consultant. The Compensation Committee has retained Willis Towers Watson in this role since April 2019. The compensation consultant has annually conducted a comprehensive assessment of our executive compensation program and pay levels, advised the Compensation Committee on evolving best practices in executive compensation and provided benchmarking data and recommendations. The Compensation Committee conducted an evaluation of Willis Towers Watson and concluded that the engagement did not raise any conflict of interest.

Peer Group Data. Our Compensation Committee reviews our peer group annually to ensure it remains relevant and current. Our Compensation Committee, upon advice received from its independent compensation consultant, selected the 19 companies that comprised our peer group for determining 2020 compensation through a screening process that considered publicly traded biopharmaceutical companies similar to us in headcount and market capitalization.

Our 2020 peer group companies were as follows:

Acceleron Pharma Inc.	CRISPR Therapeutics AG	PTC Therapeutics, Inc.
Akcea Therapeutics, Inc.	Editas Medicine, Inc.	Sangamo Therapeutics, Inc.
Amicus Therapeutics, Inc.	Epizyme, Inc.	Stemline Therapeutics, Inc.
Audentes Therapeutics, Inc.	Intellia Therapeutics, Inc.	Supernus Pharmaceuticals, Inc.
bluebird bio, Inc.	MacroGenics, Inc.	Voyager Therapeutics, Inc.
Blueprint Medicines Corporation	MeiraGTx Holdings plc
ChemoCentryx, Inc.	MyoKardia, Inc.

Survey Data. In addition to using peer group data, the Compensation Committee referenced survey data from a custom peer group of biopharmaceutical companies from the Radford Global Life Sciences Survey as of July 1, 2019 to inform compensation decisions for 2020.

Elements of Compensation

Compensation packages for our NEOs in 2020 included the following elements:

Element	Purpose of Element
Base salary	Provide NEOs with a market competitive salary that recognizes experience, value and level of contribution to achieving the Company’s objectives
Annual short-term cash incentive	Motivate and reward NEOs for short-term individual and corporate performance
Long-term equity incentives	Motivate and reward NEOs for long-term corporate performance Align the interests of NEOs and stockholders, thereby enhancing stockholder value Attract, motivate and retain NEOs
Health, welfare and retirement benefits	Provide competitive benefits to protect employees’ and their covered dependents’ health and welfare, and to foster retirement savings
Severance and change in control benefits	Discourage turnover and allow NEOs to respond to the possibility of a change in control without being influenced by the potential effects of a change in control on their job security

The elements of our 2020 executive compensation program and compensation decisions for NEOs are described in further detail below.

Base Salary

Our Compensation Committee reviews and sets base salaries for NEOs, other than the President and CEO, on an annual basis in January of each year. Our Board determines the base salary for our President and CEO based on the recommendation of the Compensation Committee.

Our Compensation Committee and Board seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executives at our peer group companies. In determining the base salary for each executive, the Compensation Committee takes many factors into account, including but not limited to:

•	the competitive benchmark data provided by the compensation consultant;
•	the scope and strategic impact of the executive’s responsibilities;

•	the experience level of the executive;
•	the executive’s performance against objectives for the year, leadership and contribution to the objectives of the Company;
•	relative compensation levels between executives; and
•	input from the President and CEO (for each executive other than the President and CEO).

Our NEOs were given merit increases to their base salaries in 2020 as a result of their respective performances in 2019. In consideration of the factors described above, the base salaries for our NEOs were adjusted as follows in 2020:

Name	Annual Base Salary Approved in 2020 ($)	Annual Base Salary Approved in 2019 ($)	Percentage Increase from 2019 to 2020
Kenneth T. Mills	613,403	595,537	3.0%
Vit Vasista	453,188	439,988	3.0%
Curran Simpson(1)	435,000	382,439	13.7%
Olivier Danos, Ph.D.	433,908	421,270	3.0%
Patrick J. Christmas	426,252	405,954	5.0%

(1)

Mr. Simpson’s annual base salary was initially adjusted to $393,912 for 2020, representing a 3.0% increase from 2019, which was subsequently adjusted to $435,000 in connection with a change in his title effective as of March 2, 2020.

Annual Short-Term Cash Incentive

We have an annual cash incentive program for all employees, which is intended to align corporate, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to achievement of those goals. In establishing targets for the cash incentive awards for our NEOs, the Compensation Committee (and the Board, in the case of our President and CEO) considers cash incentive awards paid to executives in similar positions at our peer group companies.

For 2020, target cash incentive award percentages remained the same from the prior year, as reflected in the table below:

Name	Target Cash Incentive Award for 2020 (% of Base Salary)	Target Cash Incentive Award for 2019 (% of Base Salary)
Kenneth T. Mills	60%	60%
Vit Vasista	40%	40%
Curran Simpson	40%	40%
Olivier Danos, Ph.D.	40%	40%
Patrick J. Christmas	40%	40%

For 2020, our Compensation Committee determined that the cash incentive awards for our NEOs, except for our President and CEO, Mr. Mills, would be determined based on corporate and individual objectives. Given Mr. Mills’ more substantial influence on the overall performance of the Company, the Compensation Committee believed it was appropriate and in the best interests of the Company to have Mr. Mills’ cash incentive award be based solely upon the achievement of corporate objectives, and the independent Board members concurred. The Compensation Committee believes that including the achievement of individual goals as a component of our cash incentive award payouts is important to motivate our NEOs other than Mr. Mills, as we continue to progress toward the commercial phase of our Company. For 2020, weightings allocated to corporate and individual objectives were as follows:

Name	Corporate Objectives Weighting	Individual Objectives Weighting
Kenneth T. Mills	100%	—
Vit Vasista	75%	25%
Curran Simpson	75%	25%
Olivier Danos, Ph.D.	75%	25%
Patrick J. Christmas	75%	25%

The Company’s annual cash incentive program, which is approved by the Compensation Committee and applicable to all employees, utilizes both a corporate performance multiplier and an individual performance multiplier. The corporate performance multiplier is based on the degree to which the Company’s objectives have been achieved during the relevant year; this multiplier is determined by the Compensation Committee and may range from 0 to 200% of target, provided that, if it is determined to be less than 50% of target, there will be no payout for the portion of our annual incentive program that is attributable to corporate performance. The individual performance modifier is based on the degree to which each employee’s individual objectives have been achieved during the relevant year; this multiplier is approved by the Compensation Committee for each of our NEOs and may range from 0 to 200% of target.

Corporate Objectives

Near the beginning of each year, our management recommends annual corporate objectives to our Compensation Committee and Board for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.

The Compensation Committee and the Board approved the corporate objectives and weightings for 2020 as reflected in the table below. At the time of approval, the Compensation Committee believed that these objectives were challenging, but attainable, and that attainment was uncertain.

Corporate Objective	Weighting (% of Corporate Objectives)
Achieve clinical enrollment and regulatory milestones with lead programs	45%
Establish leading research and development capabilities for origination of new products and technologies	25%
Increase value of product portfolio and NAV Technology Platform	15%
Advance organizational culture objectives as outlined in five-year plan	10%
Maintain financial strength of the Company to achieve corporate objectives	5%
Total	100%

Individual Objectives

Our President and CEO, in consultation with our other NEOs, identified individual objectives for each of our other NEOs near the beginning of 2020 that were specific to each of their respective areas of responsibility and supported meeting our corporate objectives. These individual objectives were then recommended to and approved by our Compensation Committee. At the time of approval, the Compensation Committee believed these objectives were challenging, but attainable, and that attainment was uncertain.

Our Compensation Committee, with input from our President and CEO, made a qualitative determination following the end of the year as to the level of achievement of the respective individual objectives by each of our NEOs, other than our President and CEO.

Determining Payouts of Annual Cash Incentives

With respect to our 2020 corporate objectives, our Board and Compensation Committee determined that we achieved a payout percentage of 100% of target based on our corporate performance. When assessing the payouts, the Board and Compensation Committee took into account our overall financial condition at the time and our performance relative to our annual corporate objectives. The Compensation Committee determined that all NEOs were instrumental in meeting our corporate objectives.

The Compensation Committee viewed the advancement of our clinical programs, particularly the important progress in our RGX-314 and RGX-121 programs, entry into the Purchase Agreement with HCR to monetize a portion of our Zolgensma royalties, entry into the new license agreement with Ultragenyx and completion of the year with $523 million in cash, cash equivalents and marketable securities as key achievements in a successful year for the Company. See “—Executive Summary of Our 2020 Achievements” above for further information regarding these achievements.

Additionally, the Compensation Committee considered the ability of the Company’s executives and employees to successfully advance the business despite significant challenges presented by the COVID-19 pandemic, and the Compensation Committee viewed this perseverance as an additional achievement outside of the pre-established corporate objectives. These challenges included delays in clinical trial site initiation and subject enrollment, limited supplies of resources, raw materials and components and delays in the construction of our new headquarters and manufacturing facility due to the COVID-19 pandemic.

The determination of the Compensation Committee and Board regarding our performance relative to each corporate objective is shown in the following table:

Corporate Objective	Weighting (% of Corporate Objectives)	Performance Level	Percentage of Corporate Objective Achieved
Achieve the clinical enrollment and regulatory milestones with lead programs	45%	Partially Achieved	40%
Establish leading research and development capabilities for origination of new products and technologies	25%	Achieved	25%
Increase value of product portfolio and NAV Technology Platform	15%	Achieved	15%
Advance organizational culture objectives as outlined in five-year plan	10%	Achieved	10%
Maintain financial strength of the Company to achieve corporate objectives	5%	Achieved	5%
Additional Achievement: Perseverance through the COVID-19 pandemic	N/A	N/A	5%
Total	100%		100%

Based on the Company’s level of performance in 2020 relative to our corporate goals, and based on the level of performance of each NEO other than our President and CEO in 2020 relative to individual goals, our NEOs earned the cash incentive awards shown in the following table for 2020:

			Allocation of Cash Incentive Award		Percentage of Objective Achieved
Name	Base Salary ($)	Target Cash Incentive Award (% of Base Salary)	Corporate Objectives	Individual Objectives	Corporate Objectives	Individual Objectives	Cash Incentive Award for 2020 ($)
Kenneth T. Mills	613,403	60%	100%	—	100%	N/A	368,042
Vit Vasista	453,188	40%	75%	25%	100%	100%	181,275
Curran Simpson(1)	435,000	40%	75%	25%	100%	100%	174,000
Olivier Danos, Ph.D.	433,908	40%	75%	25%	100%	100%	173,563
Patrick J. Christmas	426,252	40%	75%	25%	100%	100%	170,501

(1)

Mr. Simpson’s annual base salary was adjusted to $435,000 in connection with a change in his title effective as of March 2, 2020, and Mr. Simpson’s cash incentive award for 2020 was calculated based on his adjusted annual base salary of $435,000.

Long-term Equity Incentives

Equity awards are crucial to a competitive compensation program for executives because they act as a powerful retention incentive. Equity ownership in our Company by our NEOs also aligns the interests of our NEOs with those of our stockholders and rewards our NEOs for their contributions to our long-term success.

In determining the equity incentive awards for our NEOs in 2020, our Board, with respect to our President and CEO, and our Compensation Committee, with respect to our other NEOs, considered the roles and performance of each NEO as well as the benchmarking data and recommendations of the Compensation Committee’s independent compensation consultant, which included information regarding equity compensation received by executives at peer group companies, as well as broader survey data. Based on these considerations, our NEOs received the stock option awards shown in the following table in 2020:

Name	Date of Stock Option Grant	Exercise Price(1)	Number of Shares	Grant Date Fair Value(2)
Kenneth T. Mills	1/2/2020	$38.99	270,000	$6,646,254
Vit Vasista	1/2/2020	$38.99	50,000	$1,230,788
Curran Simpson	1/2/2020	$38.99	46,000	$1,132,325
Olivier Danos, Ph.D.	1/2/2020	$38.99	48,000	$1,181,556
Patrick J. Christmas	1/2/2020	$38.99	50,000	$1,230,788

(1)	Based on the closing price of our common stock on the grant date.
(2)

Amounts represent the aggregate grant date fair value of options granted during 2020 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

Shares of our common stock underlying the options in the above table will vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.

The Board, with respect to our President and CEO, and the Compensation Committee, with respect to our other NEOs, has also granted stock options and restricted stock units from time to time outside of our annual equity incentive awards and one-time awards upon joining the Company, in recognition of an NEOs expanded roles or continuing contributions to the Company’s performance. No such grants were made in 2020.

Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees are eligible, including reimbursement of certain medical expenses of the NEO or employee and, if applicable, his or her eligible dependents. We pay a portion of the premium cost for our group health plan for all participants, including our NEOs. Other health and welfare benefits include medical, dental, vision and life insurance, flexible spending accounts and short- and long-term disability.

We have established a 401(k) tax-deferred savings plan, which permits all participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code (the “Code”). We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. We do not generally provide our NEOs with any other perquisites or personal benefits.

Our employee stock purchase plan permits participants, including our NEOs, to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders.

Severance and Change in Control Benefits

We have entered into employment agreements with each of our NEOs which, among other things, provide for certain severance and change in control payments under certain circumstances. We believe these potential benefits discourage turnover and allow our NEOs to respond to the possibility of a change in control without being influenced by the potential effects of a change in control on their job security. These potential benefits and our employment agreements with our NEOs are described in further detail under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Anti-Hedging and Pledging Policy

As part of our policy against insider trading, our directors, officers, employees and certain other individuals are prohibited from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. Additionally, such individuals are prohibited from engaging in transactions involving options on the Company’s securities, such as puts, calls and other derivative securities, except when receiving or exercising options granted by the Company. “Short sales” of the Company’s securities (sales of securities not already owned) are also prohibited. Furthermore, pledging of any Company securities is not permitted without the prior approval of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Compensation Committee

Daniel Tassé, Chair
Alexandra Glucksmann, Ph.D.
A.N. “Jerry” Karabelas, Ph.D.

The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the

Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.

Summary Compensation Table

The following table provides information concerning the compensation earned by our NEOs during the years ended December 31, 2020, 2019 and 2018:

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Kenneth T. Mills	2020	613,403	6,646,254	368,042	16,388	7,644,087
President and CEO	2019	595,537	5,160,444	375,188	16,100	6,147,269
	2018	546,364	3,895,222	480,800	15,813	4,938,199
Vit Vasista	2020	453,188	1,230,788	181,275	16,388	1,881,639
Senior Vice President,	2019	439,988	1,548,133	180,395	16,100	2,184,616
Chief Financial Officer	2018	379,300	1,310,319	238,959	15,813	1,944,391
Curran Simpson(4)	2020	428,152	1,132,325	174,000	16,388	1,750,865
Senior Vice President,	2019	382,439	1,249,371	177,834	16,100	1,825,744
Chief Operations and Technology Officer	2018	371,300	1,310,319	204,679	14,844	1,901,142
Olivier Danos, Ph.D.	2020	433,908	1,181,556	173,563	16,388	1,805,415
Senior Vice President,	2019	421,270	1,303,691	185,359	16,100	1,926,420
Chief Scientific Officer	2018	409,000	982,739	207,568	14,462	1,613,769
Patrick J. Christmas	2020	426,252	1,230,788	170,501	16,388	1,843,929
Senior Vice President,	2019	405,954	1,222,210	188,769	16,100	1,833,033
Chief Legal Officer

(1)

Amounts represent the aggregate grant date fair value of options granted during the respective fiscal year calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

(2)	Amounts represent cash compensation earned under our annual incentive program, based on achievement of corporate and/or individual objectives by the Board or Compensation Committee.
(3)	Amounts represent employer matching contributions to the NEO’s 401(k) plan contributions.
(4)	Mr. Simpson’s annual base salary was adjusted from $393,912 to $435,000 in connection with a change in title effective as of March 2, 2020.

2020 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2020. No other plan-based awards were granted to any of our current or former NEOs during 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Kenneth T. Mills	—	—	368,042	736,084	—	—	—
	1/2/2020	—	—	—	270,000	38.99	6,646,254
Vit Vasista	—	—	181,275	362,550	—	—	—
	1/2/2020	—	—	—	50,000	38.99	1,230,788
Curran Simpson	—	—	174,000	348,000	—	—	—
	1/2/2020	—	—	—	46,000	38.99	1,132,325
Olivier Danos, Ph.D.	—	—	173,563	347,126	—	—	—
	1/2/2020	—	—	—	48,000	38.99	1,181,556
Patrick J. Christmas	—	—	170,501	341,002	—	—	—
	1/2/2020	—	—	—	50,000	38.99	1,230,788

(1)

Amounts represent the threshold, target and maximum 2020 award opportunities for our NEOs under our annual cash incentive program. See the CD&A for information regarding the criteria applied in determining the amounts payable under the annual cash incentives. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Amounts represent the options granted to our NEOs in 2020 pursuant to our 2019 long-term equity incentive program. These options vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.

(3)

Amounts represent the aggregate grant date fair value of options granted during 2020 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information regarding each outstanding and unexercised option held by each of our NEOs as of December 31, 2020. The number of shares subject to each award and, where applicable, the exercise price per share, reflects all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kenneth T. Mills	9/17/2014	49,170	(2)	—	(2)	0.85	9/24/2024
	5/19/2015	275,000		—		3.76	5/19/2025
	1/28/2016	225,000		—		13.09	1/28/2026
	1/4/2017	127,292		2,708		19.50	1/4/2027
	1/3/2018	119,219		44,281		35.80	1/3/2028
	1/3/2019	91,042		98,958		40.82	1/3/2029
	1/2/2020	—		270,000		38.99	1/2/2030
Vit Vasista	9/17/2014	74,900	(3)	—	(3)	0.85	9/24/2024
	5/19/2015	20,041		—		3.76	5/19/2025
	1/28/2016	14,115		—		13.09	1/28/2026
	1/4/2017	28,125		1,042		19.50	1/4/2027
	1/3/2018	40,104		14,896		35.80	1/3/2028
	1/3/2019	27,312		29,688		40.82	1/3/2029
	1/2/2020	—		50,000		38.99	1/2/2030
Curran Simpson	1/4/2017	7,500		625		19.50	1/4/2027
	1/3/2018	12,604		14,896		35.80	1/3/2028
	1/3/2019	22,042		23,958		40.82	1/3/2029
	1/2/2020	—		46,000		38.99	1/2/2030
Olivier Danos, Ph.D.	3/27/2017	65,250		6,250		20.35	3/27/2027
	1/3/2018	30,078		11,172		35.80	1/3/2028
	1/3/2019	23,000		25,000		40.82	1/3/2029
	1/2/2020	—		48,000		38.99	1/2/2030
Patrick J. Christmas	8/18/2016	39,931		—		12.10	8/18/2026
	1/4/2017	4,410		231		19.50	1/4/2027
	1/3/2018	31,354		11,646		35.80	1/3/2028
	1/3/2019	21,562		23,438		40.82	1/3/2029
	1/2/2020	—		50,000		38.99	1/2/2030

(1)

Except as otherwise noted, each option vests over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.

(2)

The option vested with respect to 120,394 shares on the vesting commencement date. The option vested with respect to 88,524 shares on the one-year anniversary of the vesting commencement date and vested with respect to an additional 7,377 shares following each month of service following such date. The continued vesting of the option with respect to 233,710 shares subject to the option (the “Mills Contingent Shares”) was conditioned on our completion of a financing in which we raised gross proceeds of not less than $5,000,000 on or before January 1, 2016 (a “Qualified Financing”), which was satisfied upon the consummation of our Series C Preferred Stock financing in January 2015. As such, effective as of the closing of our Series C Preferred Stock financing, the option vested with respect to 25% of the Mills Contingent Shares as of the vesting commencement date. The option vested with respect to 25% of the remaining Mills Contingent Shares on the one-year anniversary of the vesting commencement date and the remaining Mills Contingent Shares vested in 36 equal monthly installments thereafter.

(3)

The option vested with respect to 72,235 shares on the vesting commencement date. The option vested with respect to 53,112 shares on the one-year anniversary of the vesting commencement date and vested with respect to an additional 4,426 shares following each month of service following such date. The continued vesting of the option with respect to 140,217 shares subject to the option (the “Vasista Contingent Shares”) was conditioned on our completion of a Qualified Financing, which was satisfied upon the consummation of our Series C Preferred Stock financing in January 2015. As such, effective as of the closing of our Series C Preferred Stock financing, the option vested with respect to 25% of the Vasista Contingent Shares as of the vesting commencement date. The option vested with respect to 25% of the remaining Vasista Contingent Shares on the one-year anniversary of the vesting commencement date and the remaining Vasista Contingent Shares vested in 36 equal monthly installments thereafter. The option vested with respect to 59,533 shares on December 31, 2015 which would have otherwise vested between January 2018 and September 2018 upon achievement of two business goals and a determination by our Compensation Committee that two additional business goals were deemed to be achieved as of December 31, 2015.

2020 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise for each NEO during the year ended December 31, 2020. None of the NEOs held restricted stock units that vested during the year ended December 31, 2020.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)
Kenneth T. Mills	30,500	1,370,403
Vit Vasista	28,259	843,389
Curran Simpson	48,552	1,221,313
Olivier Danos, Ph.D.	—	—
Patrick J. Christmas	—	—

(1)

The value realized is based on the fair market value of the Company’s common stock on the date of exercise minus the exercise price. The amounts set forth do not necessarily represent proceeds actually received by the NEO. The NEO will not realize the estimated value of these awards until the underlying shares are sold.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs. Pursuant to each employment agreement, if we terminate the employment of the respective NEO without cause or if such NEO voluntarily resigns for good reason, as described in the respective agreement, then the NEO will be eligible to receive, contingent on timely executing and not revoking a general release of all claims the NEO may have against us and on the NEO returning all of our property in the NEO’s possession, continued payment of base salary in equal monthly installments for (i) 12 months for Mr. Mills and (ii) nine months for our NEOs other than Mr. Mills. In addition, we will pay the terminated NEO a lump sum equal to the applicable Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for the same respective period of time. If a terminated NEO obtains employment during the salary continuation period, then we will cease to be obligated to make any further payments to the terminated NEO.

If we terminate the employment of an NEO without cause or if such NEO voluntarily resigns for good reason immediately prior to or during the 18 months following a change in control, as such term is defined in our 2015 Equity Incentive Plan, then the NEO will be eligible to receive, contingent on the NEO timely executing and not revoking a general release of all claims the NEO may have against us and on the NEO returning all of our property in the NEO’s possession, continued payment of base salary and (i) 1.5 times the target annual cash incentive for Mr. Mills and (ii) the target annual cash incentive for our NEOs other than Mr. Mills, in equal monthly installments for (a) 18 months for Mr. Mills and (b) 12 months for our NEOs other than Mr. Mills. In addition, we will pay the NEO a lump sum equal to the applicable COBRA premiums for the same respective period of time. All outstanding unvested options that were outstanding as of the date of a change in control will vest if we or our successor terminates the employment of an NEO without cause or if such officer voluntarily resigns for good reason during the remaining vesting period.

For purposes of the employment agreements, the term “cause” generally includes: (i) the conviction of, or the entering a plea of guilty or no contest to or for, any felony or any crime involving moral turpitude; (ii) the commission of a material breach of any of the covenants, terms and provisions of the respective employment agreement or the proprietary information and inventions agreement entered into as a condition of employment; (iii) the commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or other similar conduct materially harmful or potentially materially harmful to the Company’s best interest, as determined by the Board in its reasonable sole discretion; (iv) the failure to perform assigned duties or responsibilities (other than a failure resulting from disability); or (v) the violation of any federal or state law or regulation applicable to the Company’s business.

For purposes of the employment agreements, the term “good reason” generally includes: (i) a significant reduction in duties or responsibilities, or removal from the position contemplated by the agreement; (ii) a significant reduction (30% or more) in base salary as in effect immediately prior to such reduction; or (iii) a significant reduction in the type or level of employee benefits to which the respective individual is entitled that results in a significant reduction to the overall benefits package, as determined by the Board in its sole discretion; or (iv) relocation of the respective individual’s principal workplace by more than 35 miles from the primary office where he or she performed services prior to the relocation.

For purposes of the employment agreements and as defined in our 2015 Equity Incentive Plan, the term “change in control” generally includes: (i) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with or into any other entity which results in our stockholders owning 50% or less of the surviving entity’s stock or its parent’s stock; or (iv) individuals who are members of our Board (the “Incumbent Board”), including individuals who are approved or recommended by a majority of the members of the Incumbent Board, ceasing to constitute at least a majority of the members of our Board over a period of 12 months.

The severance benefits that our NEOs may be entitled to receive under these agreements, as well as other benefits that our NEOs may be entitled to receive under other plans, may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the relevant NEO to receive a greater net after-tax amount than the NEO would receive absent a reduction.

The following table summarizes the hypothetical payments that could have been incurred by the Company with respect to each of our NEOs, assuming that a qualifying termination or resignation under the applicable employment agreement had occurred on December 31, 2020 and immediately prior to, or during the 18-month period following, a change in control:

Name	Cash Severance(1) ($)	Target Annual Cash Incentive(2) ($)	COBRA Premiums ($)	Value of Accelerated Stock Options(3) ($)	Total ($)
Kenneth T. Mills	920,105	552,063	35,132	2,662,525	4,169,825
Vit Vasista	453,188	181,275	17,720	622,635	1,274,818
Curran Simpson	435,000	174,000	23,422	560,358	1,192,780
Olivier Danos, Ph.D.	433,908	173,563	23,422	682,377	1,313,270
Patrick J. Christmas	426,252	170,501	23,422	542,218	1,162,393

(1)	Amounts represent continued payment of 2020 base salary for (i) 18 months for Mr. Mills and (ii) 12 months for our NEOs other than Mr. Mills.
(2)	For Mr. Mills, amount represents 1.5 times the target annual cash incentive for 2020. For our NEOs other than Mr. Mills, amounts represent the target annual cash incentive for 2020.
(3)

Amounts represent the acceleration of all unvested stock options outstanding as of December 31, 2020 and are equal to the number of unvested stock option shares as of December 31, 2020 multiplied by the difference between the $45.36 closing price of our common stock on December 31, 2020, as reported by Nasdaq, and the exercise price of the stock options.

The following table summarizes the hypothetical payments that could have been incurred by the Company with respect to each of our NEOs, assuming that a qualifying termination or resignation under the applicable employment agreement had occurred without the potential effects involving a change in control:

Name	Cash Severance(1) ($)	Target Annual Cash Incentive ($)	COBRA Premiums ($)	Value of Accelerated Stock Options ($)	Total ($)
Kenneth T. Mills	613,403	—	23,422	—	636,825
Vit Vasista	339,891	—	13,290	—	353,181
Curran Simpson	326,250	—	17,566	—	343,816
Olivier Danos, Ph.D.	325,431	—	17,566	—	342,997
Patrick J. Christmas	319,689	—	17,566	—	337,255

(1)	Amounts represent continued payment of 2020 base salary for (i) 12 months for Mr. Mills and (ii) nine months for our NEOs other than Mr. Mills.

Furthermore, in connection with their employment, each of our NEOs entered into our standard form of proprietary information and inventions agreement with us. This agreement provides that the respective NEO is generally prohibited for one year after termination of employment from, directly or indirectly, soliciting our employees or customers, or competing against us.

Securities Authorized for Issuance under Equity Incentive Plans

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. We do not have any equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Other Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	6,360,776	(1)	$31.21	2,739,637	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	6,360,776		$31.21	2,739,637

(1)

Represents 6,360,776 shares of common stock issuable upon exercise of outstanding options under all existing equity compensation plans. Of these shares, 810,110 were subject to options then outstanding under our 2014 Stock Plan and 5,550,666 were subject to options then outstanding under our 2015 Equity Incentive Plan (the “2015 Plan”).

(2)

Represents 2,291,626 shares of common stock available for issuance under the 2015 Plan and 448,011 shares of common stock available for issuance under our 2015 Employee Stock Purchase Plan (the “ESPP”). On the first business day of each year, (i) the number of shares reserved under the 2015 Plan is automatically increased by the lesser of 4% of the total number of shares of common stock that are outstanding on December 31 of the prior year or such lesser number as may be approved by the Board and (ii) the number of shares reserved under the ESPP is automatically increased by the lesser of 1% of the total number of shares of common stock that are outstanding on the last business day of the prior fiscal year or such lesser number as may be approved by the Board. On January 4, 2021, an additional 1,499,037 shares became available for future issuance under the 2015 Plan and an additional 374,759 shares became available for issuance under the ESPP. The additional shares from the annual increases on January 4, 2021 are not included in the table above.

CEO Pay Ratio

Pursuant to applicable SEC rules, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Mills, our President and CEO.

•	We determined that the total compensation of our median employee (excluding Mr. Mills) for 2020 was $182,551.
•	As reported in the Summary Compensation Table above, the annual total compensation of Mr. Mills for 2020 was $7,644,087.

Based on this information, in 2020, the ratio of the total compensation of Mr. Mills to the total compensation of our median employee (excluding Mr. Mills) was 41.87 to 1.

To identify our median employee and calculate this ratio, we performed the following analysis:

1.

We determined that, as of December 31, 2020, our employee population, excluding Mr. Mills, consisted of approximately 305 individuals working at our Company or our consolidated subsidiary. This population consisted of our full-time, part-time and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2020. We had no non-U.S. employees in 2020.

2.

To identify the median employee from our employee population, we compared each employee’s wages for 2020. In doing so, we annualized the wages of all permanent employees who were hired in 2020 but did not work for us the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee. We chose this as our consistently applied compensation measure because we believed it was representative of employee compensation at the Company.

3.

After identifying our median employee, we calculated annual total compensation for the median employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table above. This process resulted in a median employee with annual total compensation of $182,551 for 2020.

We believe the pay ratio reported above is a reasonable estimate based on our internal records and the methodology described above. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio, as reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION
TO INCLUDE A FEDERAL FORUM SELECTION PROVISION

Our Certificate of Incorporation does not currently include a forum selection provision for the adjudication of disputes arising under the Securities Act. In light of a decision by the Delaware Supreme Court in March 2020 validating federal forum selection provisions for such disputes, our Board has determined that it is in the best interests of the Company and our stockholders to seek stockholder approval of an amendment to our Certificate of Incorporation to provide that the federal district courts of the United States of America be the exclusive forum for any action arising under the Securities Act. We are therefore seeking stockholder approval of a Second Restated Certificate of Incorporation that includes a new Section F of Article V, as follows:

“Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.”

The Board believes our stockholders will benefit from having actions arising under the Securities Act litigated in federal district courts. Although some plaintiffs might prefer to litigate these matters in a state court because it may be more convenient or be viewed as more favorable to them, the Board believes that the benefits to the Company and to our stockholders that are not involved in any such litigation significantly outweigh these concerns. The federal district courts have considerable expertise in matters arising under the Securities Act, which would provide the Company and our stockholders with more predictability regarding the outcome of these disputes. Additionally, adoption of this federal forum selection provision would reduce the risk that the Company could become involved in duplicative litigation in more than one forum, which would significantly increase the Company’s defense costs, as well as the risk that the outcome of cases in multiple forums could be inconsistent with each other, despite each forum purporting to follow federal law, or with established federal precedent. Furthermore, the proposed federal forum selection provision is structured to give the Company the flexibility to consent to an alternative forum in circumstances where it would be appropriate or potentially advantageous to do so.

The full proposed Second Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit A. The proposed additions are indicated by underlining. There are no material changes from the original Certificate of Incorporation, except as described in this Proposal 4. If approved by our stockholders, the Second Restated Certificate of Incorporation will become effective immediately upon our filing of the Second Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. If our stockholders do not adopt the proposed amendment to our Certificate of Incorporation, it will remain in effect in its current form.

Vote Required

In order for Proposal 4 to pass, a majority of the issued and outstanding shares of our common stock as of the Record Date must vote “For” the proposal. Abstentions and broker non-votes will have the same effect as an “Against” vote.

Recommendation of the Board

The Board unanimously recommends a vote “For” the AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE A FEDERAL FORUM SELECTION PROVISION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the Record Date, April 5, 2021, by: (i) each person or entity, or group of affiliated persons or entities, that is known by us to beneficially own more than five percent of our outstanding common stock; (ii) each of our directors (including nominees); (iii) each of our named executive officers; and (iv) all of our directors, nominees and executive officers as a group.

The information in the following table is based upon information supplied by our executive officers, directors and principal stockholders and information disclosed in filings with the SEC through the Record Date. Applicable percentage ownership is based on 42,505,116 shares of common stock outstanding at the Record Date.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. We did not deem such shares outstanding, however, for the purpose of computing the percentage beneficially owned by any other person or entity. Unless otherwise indicated, the principal address of each of the stockholders below is c/o REGENXBIO Inc., 9600 Blackwell Road, Suite 210, Rockville, Maryland 20850.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Outstanding
Holders of More than 5%:
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	5,433,372	12.8%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	3,335,298	7.8%
Entities Affiliated with Allan M. Fox(4) 1701 Pennsylvania Ave., NW, Suite 900 Washington, DC 20006	3,043,568	7.2%
JPMorgan Chase & Co.(5) 383 Madison Avenue New York, NY 10179	2,532,241	6.0%
GIC Private Limited(6) 168 Robinson Road #37-01 Capital Tower Singapore 068912	2,186,034	5.1%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Outstanding
Directors (Including Nominees) and Named Executive Officers:
Daniel J. Abdun-Nabi(7)	70,000	*
Luke M. Beshar(8)	80,292	*
Patrick J. Christmas(9)	91,268	*
Olivier Danos, Ph.D.(10)	160,177	*
Allan M. Fox(11)	3,126,068	7.3%
Alexandra Glucksmann, Ph.D.(12)	45,000	*
A.N. “Jerry” Karabelas, Ph.D.(13)	106,875	*
Kenneth T. Mills(14)	1,259,743	2.9%
Curran Simpson(15)	57,139	*
David C. Stump, M.D.(16)	82,500	*
Daniel Tassé(17)	70,000	*
Vit Vasista(18)	338,588	*
All directors, nominees and executive officers as a group (13 persons)(19)	5,552,216	12.4%

*	Less than one percent of the outstanding shares of common stock.
(1)	Except as indicated otherwise, all persons have represented to the Company that they exercise sole voting power and sole investment power with respect to their shares.
(2)

Based solely on the Schedule 13G/A filed with the SEC on January 26, 2021 by BlackRock, Inc. (“BlackRock”). The interest of iShares Core S&P Small-Cap ETF in the common stock of the Company is more than five percent of the total outstanding shares of common stock of the Company. BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns five percent or greater of the total outstanding shares of common stock of the Company. BlackRock reported having sole voting power with respect to 5,347,997 shares, shared voting power with respect to 0 shares, sole investment power with respect to 5,433,372 shares and shared investment power with respect to 0 shares.

(3)

Based solely on the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. (“The Vanguard Group”). The Vanguard Group reported having sole voting power with respect to 0 shares, shared voting power with respect to 76,985 shares, sole investment power with respect to 3,232,699 shares and shared investment power with respect to 102,599 shares.

(4)

Entities include AMF Family Gift Trust LLC, AMF Gift Trust LLC, DING LLC, HBF Gift Trust LLC (collectively, the “LLCs”) and DUNE. Mr. Fox maintains voting and investment control over the shares held by the LLCs in his capacity as manager of the LLCs and maintains voting and investment control over the shares held by DUNE in his capacity as trustee of DUNE.

(5)

Based solely on the Schedule 13G filed with the SEC on January 15, 2021 by JPMorgan Chase & Co. (“JPMorgan Chase”). JPMorgan Chase reported having sole voting power with respect to 2,261,320 shares, shared voting power with respect to 0 shares, sole investment power with respect to 2,532,241 shares and shared investment power with respect to 0 shares.

(6)

Based solely on the Schedule 13G/A filed with the SEC on February 12, 2021 by GIC Private Limited (“GIC”). GIC is a fund manager and only has two clients – the Government of Singapore (“GoS”) and the Monetary Authority of Singapore (“MAS”). Under the investment management agreement with GoS, GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and power to dispose of the 1,947,189 securities beneficially owned by it. GIC shares power to vote and dispose of 238,845 securities beneficially owned by it with MAS. GIC disclaims membership in a group.

(7)	Consists of options to purchase 70,000 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(8)	Consists of options to purchase 80,292 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(9)	Includes options to purchase 88,696 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(10)	Includes options to purchase 152,734 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.

(11)

See footnote 4 above for securities ownership information relating to Mr. Fox. Includes options to purchase 82,500 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.

(12)	Consists of options to purchase 45,000 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(13)	Consists of options to purchase 106,875 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(14)	Includes options to purchase 1,019,743 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(15)	Includes options to purchase 53,191 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(16)	Consists of options to purchase 82,500 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(17)	Consists of options to purchase 70,000 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(18)	Includes options to purchase 237,348 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(19)	Includes options to purchase 2,153,445 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2020 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than five percent of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

All of the transactions set forth below were approved by our Audit Committee or a majority of the Board, including a majority of the independent and disinterested members of the Board. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee or a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

FOXKISER LLP Strategic Services Agreement

In January 2019, we entered into a Strategic Services Agreement (the “2019 Strategic Services Agreement”) with FOXKISER, which is (i) an affiliate of Allan M. Fox, one of our directors, and (ii) an affiliate of certain entities controlled by Mr. Fox which hold an aggregate of more than five percent of our common stock.

In June 2019, the 2019 Strategic Services Agreement was amended to expand the scope of services provided and increase the monthly fee. In August 2020, the 2019 Strategic Services Agreement was further amended to extend the term. Pursuant to the 2019 Strategic Services Agreement, as amended, we incur a monthly fixed fee of $400,000 in consideration for certain strategic services provided by FOXKISER. The term of the 2019 Strategic Services Agreement, as amended, expires in December 2022, and the 2019 Strategic Services Agreement is terminable by either party, at any time, upon six months’ prior written notice to the other party.

Indemnification Agreements

We have entered, or will enter, into indemnification agreements with our directors, executive officers and certain key employees. Under these agreements, we agree to indemnify our directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to us.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Policies and Procedures for Related Party Transactions

We have adopted a related party transaction policy under which our directors and executive officers, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of our Audit Committee, or other independent committee of the Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the internet so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT INFORMATION FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

REGENXBIO Inc.

9600 Blackwell Road, Suite 210

Rockville, Maryland 20850

Telephone: (240) 552-8181

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above. A copy of our Annual Report will be sent without charge to any stockholder who requests in writing, addressed to Investor Relations as described above. Our Annual Report may also be obtained via the internet at www.proxyvote.com.

EXHIBIT A

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

REGENXBIO INC.

(Pursuant to Sections 242 and 245 of

the Delaware General Corporation Law)

REGENXBIO Inc., a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST:That the name of the corporation is REGENXBIO Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on September 16, 2014 under the name REGENXBIO Inc.

SECOND:That the Second Restated Certificate of Incorporation (the “Second Restated Certificate of Incorporation”) was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the Delaware General Corporation Law.

THIRD:That the Second Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s heretofore existing Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

FOURTH:That the Second Restated Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is REGENXBIO Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

A.The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and ten million (10,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

B.The board of directors is authorized, without further stockholder approval and subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Second Restated Certificate of Incorporation (including any Preferred Stock Designation).

ARTICLE V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Second Restated Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

C.Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.Unless otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the board of directors or the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Second Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

E.Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located with the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

F.Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

ARTICLE VI

A.Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board and may not be fixed by any other person(s).

B.The board of directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes: Class I, Class II, and Class III. Such classes shall be as nearly equal in number of directors as reasonably possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected or appointed to Class I shall serve for a term ending on the Corporation’s first annual meeting of stockholders following the effectiveness of this Second Restated Certificate of Incorporation, the directors first elected or appointed to Class II shall serve for a term ending on the Corporation’s second annual meeting of stockholders following the effectiveness of this Second Restated Certificate of Incorporation, and the directors first elected or appointed to Class III shall serve for a term ending on the Corporation’s third annual meeting of stockholders following the effectiveness of this Second Restated Certificate of Incorporation. The board of directors is authorized to assign members of the board of directors already in office to such classes as it may determine at the time the classification of the board of directors becomes effective. The foregoing notwithstanding, each director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

C.At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

D.Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of such director’s current term, or such director’s prior death, resignation, retirement, disqualification or other removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, be allocated to more than one class, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

E.Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

F.Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

G.Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation as prescribed by law; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Second Restated Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE IX

The Corporation reserves the right to amend or repeal any provision contained in this Second Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Second Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Second Restated Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Second Restated Certificate of Incorporation; provided, however, that any amendment or repeal of Sections C or D or E of Article V, or any provision of Article VI, Article VII, Article VIII or this Article IX shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

* * * *

IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this 4th day of June, 2021.

Kenneth T. Mills
President and Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40171-P53047

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGENXBIO INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Three Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Luke M. Beshar
02) Kenneth T. Mills
03) David C. Stump, M.D.

The Board of Directors recommends you vote FOR Items 2, 3 and 4:

NOTE: Other business may be considered as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY

D40172-P53047

REGENXBIO INC.
Annual Meeting of Stockholders
June 4, 2021
This Proxy is Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Kenneth T. Mills and Patrick J. Christmas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REGENXBIO Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 4, 2021 at 9:00 a.m. Eastern Time, at 9804 Medical Center Drive, Rockville, Maryland 20850, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE